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                                                                    EXHIBIT 5.1

                                LAW OFFICES OF
                            PILLSBURY WINTHROP LLP

                             POST OFFICE BOX 7880
                        SAN FRANCISCO, CALIFORNIA 94120
                           TELEPHONE (415) 983-1000
                           TELECOPIER (415) 983-1200



                                                           February 16, 2001


Incyte Genomics, Inc.
3160 Porter Drive
Palo Alto, CA 94304

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel for Incyte Genomics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,248,522 shares of Common Stock, $.001 par value (the "Common Stock"), of the Company, to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 1,248,522 shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                                        Very truly yours,

                                                        Pillsbury Winthrop LLP